UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 14, 2008

NeoMagic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 988-7020

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2008, NeoMagic Corporation (the “Company” or “NeoMagic”) received a letter from Nasdaq informing it that the Nasdaq Listing Qualifications Panel had granted NeoMagic’s request to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market, effective at the opening of business on January 16, 2008.

The Company’s continued listing on The Nasdaq Capital Market is subject to its ability to meet the requirements of The Nasdaq Capital Market, including either (i) maintaining an aggregate market value of NeoMagic’s common stock of at least $35 million, or (ii) maintaining stockholders’ equity of at least $2.5 million, or (iii) receiving net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

Item 7.01  Regulation FD Disclosure

On January 17, 2008, the Company issued a press release regarding the transfer of its common stock listing from The Nasdaq Global Market to The Nasdaq Capital Market. A copy of the press release is attached hereto as Exhibit 99.1. This exhibit is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 17, 2008, announcing the transfer of the Company’s common stock listing from The Nasdaq Global Market to The Nasdaq Capital Market.*

* Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: January 18, 2008	/s/ Steven P. Berry
Steven P. Berry
Chief Financial Officer

Exhibit No.	Description

99.1	Press Release dated January 17, 2008, announcing the transfer of the Company’s common stock listing from The Nasdaq Global Market to The Nasdaq Capital Market.*

* Furnished, not filed.